QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-133439, 333-138744, 333-142358) and on Form S-8 (No. 333-91120) of MarkWest Energy Partners, L.P. of our report dated March 6, 2007 relating to the financial statements of Starfish Pipeline Company, LLC, which appears in MarkWest Energy Partners, L.P.'s Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 2, 2007

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS